UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 8, 2019

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2019, Celadon Group, Inc., a Delaware corporation (the “Company”), adopted a form of Indemnification Agreement for members of its Board of Directors (the “Board”) and entered into Indemnification Agreements with certain of its directors.  The Indemnification Agreements, among other things, provide that the Company will indemnify the director party thereto to the maximum extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines, and settlement amounts incurred by such director in any action or proceeding arising out of his or her service as a director.  The Indemnification Agreements contain customary terms and conditions including, without limitation, requirements for expense advancement and director and officer liability insurance, and establish certain customary procedures and presumptions relating to indemnification.  The description of the Indemnification Agreements set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnification Agreement, which is attached to this report as Exhibit 10.1.

On December 11, 2019, the Company entered into a Debtor in Possession Secured Multi-Draw Term Promissory Note (the “DIP Promissory Note”) with Blue Torch Finance, LLC, as Agent, and BTC Holding Fund I, LLC, BTC Holdings Fund I-B, LLC, and BTC Holdings SC Fund LLC as lenders.  Under the DIP Promissory Note the lenders agreed to provide the Company with term loans in an aggregate principal amount not exceeding $9,050,000.  The loans will be used to fund the wind down of the Company’s business, as described in Item 1.03 below.  The DIP Promissory Note is guaranteed by substantially all of the Company’s subsidiaries.

Item 1.03	Bankruptcy or Receivership.

On December 8, 2019, the Company and 25 of its subsidiaries filed a voluntary petition (the “Bankruptcy Petition”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) with the U.S. Bankruptcy Court for the District of Delaware (the “Court”).  The Company shut down all of its business operations effective as of December 9, 2019.  The shut down does not include the Taylor Express business headquartered in Hope Mills, North Carolina (“Taylor”), which the Company expects to operate in the ordinary course while the Company explores a going concern sale of Taylor’s operations.  The Company intends to use the bankruptcy proceedings to wind down its global operations under the supervision of the Court.  The Company continues to manage its properties as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the Bankruptcy Code and orders of the Court.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2019, Kathleen Ross, Michael Miller, and Kenneth Buck resigned from the Board, effective immediately prior to the filing of the Bankruptcy Petition.  These resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2019, the Board amended the Company’s existing Amended and Restated By-Laws to reduce the minimum number of directors required to serve on the Board from two to one. Resolutions of the Board giving effect to the amendment are attached as Exhibit 3.1 to this report.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION

	3.1	Resolutions amending By-Laws.
	10.1	Form of Indemnification Agreement.

The information contained in Item 1.03 hereof contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "expects," "intends," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report, statements relating to the continued operation or potential sale of Taylor, the wind down of the Company’s operations, and other expressions of future activities or intent are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could cause actual results to differ from expectations, such as the possibility that Taylor is not sold or its operations are wound down, and various disclosures by the Company in its press releases, stockholder reports, and filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: December 19, 2019	By:	/s/ Chase Welsh
Chase Welsh Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
3.1	Resolutions amending By-Laws.
10.1	Form of Indemnification Agreement.